As filed with the Securities and Exchange Commission on July 24, 2009
     Registration Statement No. 333-127406

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
M&T BANK CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0968385 (I.R.S. Employer Identification No.)
One M&T Plaza
Buffalo , New York 14203
(Address of Principal Executive Offices, including zip code)
M&T BANK CORPORATION
2005 INCENTIVE COMPENSATION PLAN
(Full title of the plan)
Brian R. Yoshida, Esq.
Administrative Vice President and Deputy General Counsel
M&T Bank Corporation
One M&T Plaza
Buffalo, New York 14203
(716) 842-5464
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES

EXPLANATORY NOTE
     M&T registered 8,702,379 shares of its Common Stock, $.50 par value, for issuance under the 2005 Incentive Compensation Plan (the “2005 Plan”) pursuant to Registration Statement number 333-127406 filed with the Securities and Exchange Commission on August 10, 2005 (the “Registration Statement”). Upon shareholder approval of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (the “2009 Plan”) on April 21, 2009, the 2009 Plan replaced the 2005 Plan and no further awards will be made under the 2005 Plan.
     This Post-Effective Amendment No. 1 to the Registration Statement is being filed to de-register the 1,955,145 shares of M&T Common Stock that have not been issued and are not subject to issuance under outstanding awards under the 2005 Plan. Accordingly, M&T hereby withdraws these 1,955,145 shares from registration under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, M&T certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, New York on July 24, 2009.

M&T BANK CORPORATION
By:	/s/ René F. Jones
René F. Jones, Executive Vice President
and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2009.

Signature	Title

* Robert G. Wilmers	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director

/s/ René F. Jones René F. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Michael R. Spychala	Senior Vice President and Controller (Principal Accounting Officer)

*	Director
Brent D. Baird

* Robert J. Bennett	Director

* C. Angela Bontempo	Director

Robert T. Brady	Director

* Michael D. Buckley	Director

T. Jefferson Cunningham III	Director

Signature	Title

Mark J. Czarnecki	Director

Colm E. Doherty	Director

Gary N. Geisel	Director

* Patrick W.E. Hodgson	Director

* Richard G. King	Director

* Jorge G. Pereira	Director

* Michael P. Pinto	Director

Melinda R. Rich	Director

* Robert E. Sadler, Jr.	Director

Eugene J. Sheehy	Director

* Herbert L. Washington	Director

* By:	/s/ Brian R. Yoshida
Brian R. Yoshida
(Attorney-in-Fact) Pursuant to Power of Attorney